                                                                 11/4/96 2:05 PM

DATE OF LEASE:           AUGUST, 1996


LANDLORD:                CENTER REALTY, L.P.
                         A New Jersey Limited Partnership
  NOTICE ADDRESS:        300 Raritan Center Parkway
                         PO Box 7815
                         Edison, New Jersey  08818-7815


TENANT:                  LEADING EDGE PACKAGING, INC.
                         A Delaware Corporation
  NOTICE ADDRESS:

  FEDERAL ID#:
  SIC:

  BILLING ADDRESS:

  CONTACT PERSON:
  PHONE #:
  FAX #:


REAL ESTATE BROKER:      New Century Associates, Inc., and
                         New Jersey Equity


PREMISES:
  SIZE:                  Approximately 33,408 square feet of gross space
  LOCATION:              Building #409
                         176 Northfield Avenue
                         Raritan Center Business Park
                         Edison, New Jersey
                         Referenced on "Exhibit A"

USE OF PREMISES:         Office and Warehouse for Packaging Products


TERM:                    Five (5) years

  BEGINNING DATE:        November 1, 1996
  ENDING DATE:           October 31, 2001


BASE NET RENT:           $12,528.00 per month net


ADDITIONAL RENT:         30% of the total additional rent expenses
                         for Building #409 as set forth in Clause 2 hereinafter.

SECURITY DEPOSIT:        $12,528.00

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The Landlord hereby leases the Premises to the Tenant, and the Tenant hereby leases the Premises from the Landlord, in accordance with the terms of this Lease, which consists of 14 pages and 3 exhibits.


WITNESS/ATTEST:                              LANDLORD/CENTER REALTY, L.P.

                                             By:  Federal Business Centers, Inc.
                                                  Corporate General Partner




  /S/Veronica Nash                             /S/Peter Visceglia
---------------------------                  ---------------------------------
By:                                          By:  Peter Visceglia
                                                  President


WITNESS/ATTEST:                              TENANT/LEADING EDGE PACKAGING, INC.




  /S/Jay Lo                                    /S/Casey K. Tjang
---------------------------                  ---------------------------------
By:                                          By:  Casey K. Tjang
                                                  Executive Director

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                      TABLE OF CONTENTS


CLAUSES                                                  PAGE

1.  BASE RENT. . . . . . . . . . . . . . . . . . . . . . . 1
2.  ADDITIONAL RENT. . . . . . . . . . . . . . . . . . . . 1
3.  LATE RENT. . . . . . . . . . . . . . . . . . . . . . . 2
4.  ELECTRICITY AND GAS. . . . . . . . . . . . . . . . . . 2
5.  SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . 2
6.  LIABILITY INSURANCE. . . . . . . . . . . . . . . . . . 2
7.  REAL ESTATE COMMISSION . . . . . . . . . . . . . . . . 3
8.  QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . 3
9.  AVAILABILITY OF PREMISES . . . . . . . . . . . . . . . 3
10. USE OF PREMISES. . . . . . . . . . . . . . . . . . . . 3
11. ACCESS TO PREMISES . . . . . . . . . . . . . . . . . . 4
12. LANDLORD'S REPAIRS . . . . . . . . . . . . . . . . . . 5
13. TENANT'S REPAIRS . . . . . . . . . . . . . . . . . . . 5
14. ALTERATIONS. . . . . . . . . . . . . . . . . . . . . . 6
15. SIGNS. . . . . . . . . . . . . . . . . . . . . . . . . 6
16. CASUALTY . . . . . . . . . . . . . . . . . . . . . . . 6
17. ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . . 7
18. MORTGAGES. . . . . . . . . . . . . . . . . . . . . . . 9
19. RECORDING. . . . . . . . . . . . . . . . . . . . . . . 9
20. CONDEMNATION . . . . . . . . . . . . . . . . . . . . . 9
21. RELOCATION . . . . . . . . . . . . . . . . . . . . . . 9
22. RETURN OF PREMISES . . . . . . . . . . . . . . . . . . 9
23. COMPLIANCE WITH ENVIRONMENTAL LAWS . . . . . . . . . .10
24. RELEASE AND INDEMNIFICATION. . . . . . . . . . . . . .11
25. DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .12
26. NOTICE AND CONSENT . . . . . . . . . . . . . . . . . .13
27. SEVERABILITY . . . . . . . . . . . . . . . . . . . . .13
28. GOVERNING LAW. . . . . . . . . . . . . . . . . . . . .13
29. BINDING EFFECT OF LEASE. . . . . . . . . . . . . . . .14
30. ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . .14


EXHIBITS

A.  PLAN OF PREMISES AND SPECIFICATIONS. . . . . . EXHIBIT A
B.  ADDITIONAL RENT EXPENSES . . . . . . . . . . . EXHIBIT B
C.  GROUNDS AND LANDSCAPE MAINTENANCE PROGRAM. . . EXHIBIT C


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                                  1. BASE RENT

Upon signing this Lease, the Tenant shall pay the base rent due for the first month of the Term. After the first month of the Term, the Tenant shall pay base rent on a monthly basis, in advance, on the first day of each month during the remainder of the Term. Base rent shall be payable without prior demand and without abatement, deduction, or setoff.

                               2. ADDITIONAL RENT

On a monthly basis, the Tenant shall pay its percentage of the additional rent expenses for the following items related to the Premises:

     (a)  municipal real estate taxes,
     (b)  property casualty insurance for the replacement value of the building,
     (c)  fire sprinkler standby charges,
     (d)  central station fire sprinkler water monitoring system,
     (e) fire sprinkler system tests, as required to any legislation or insurance regulation,
     (f) routine maintenance and service for the heating, ventilating, and air-conditioning system, in accordance with the manufacturer's recommendations,
     (g)  common road snow removal,
     (h) grounds cleaning and landscape maintenance in accordance with the program described in "Exhibit C",
     (i) domestic water, including lawn sprinkler water, (unless the Premises are served by a separate meter in which case the Tenant shall have the meter listed in its own name, shall arrange for direct billing, and shall make direct payment),
     (j)  sewer charges,
     (k)  maintenance and electricity for outside lighting,
     (l)  intentionally deleted,
     (m)  security patrol, and
     (n) assessments, if any, for municipal improvements related to the building.

The Tenant's percentage of all additional rent expenses, other than municipal real estate taxes, is based on the total gross square footage of the Premises in relation to the total gross square footage of the building containing the Premises.

In the case of municipal real estate taxes, the Tenant shall pay its pro rata share of: a) taxes for office space within the building, if the Premises contain any office space, b) taxes for warehouse space within the building, if the Premises contain any warehouse space, c) taxes for land (the ratio of land area to improvement area is two to one), and d) taxes for any special assessments related exclusively to the Premises. The Landlord shall have the exclusive right, but not the obligation, to contest or appeal any assessment.

An estimate of the Tenant's monthly additional rent expenses is attached hereto as "Exhibit B". The Landlord shall adjust additional rent expenses on at least an annual basis, in accordance with actual expenses incurred.

Upon signing this Lease, the Tenant shall pay the additional rent due for the first month of the Term. After the first month of the Term, the Tenant shall pay additional rent on a monthly basis, in advance, on the first day of each month during the remainder of the Term. Additional rent shall be payable without prior demand and without abatement, deduction, recoupment, or setoff.


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                                  3. LATE RENT

If the Landlord does not receive payment for base rent or additional rent by the tenth day of the month, during which payment is due, then the Tenant shall pay an amount, equal to two percent (2%) of the payment due, as additional rent for the month during which payment is due, and an amount, equal to two percent (2%) of the original payment due, as additional rent for each month thereafter during which payment remains outstanding beyond the first day of the month.

                             4.  ELECTRICITY AND GAS

The Tenant shall have meters listed in its own name, shall arrange for direct billing, and shall make direct payment for the following: (a) electricity for the Premises, unless the Landlord supplies a sub-meter, in which case the Tenant shall pay the charges for electricity to the Landlord as additional rent,
(b)gas, and (c) any other utility or service used by the Tenant. The Landlord shall have the right, but not the obligation, to act on behalf of the Tenant to have the electric and gas meters listed in the Tenant's name.

                              5.  SECURITY DEPOSIT

Upon signing this Lease, the Tenant shall pay the security deposit, if any, to the Landlord. During the Term, the security deposit shall be kept with the Landlord's general funds and shall not be applied by the Tenant to any base rent or additional rent. Within thirty (30) days after the end of the Term, the Landlord shall return the security deposit to the Tenant, without any interest, excluding any amount applied by the Landlord to any base rent or additional rent which is outstanding at that time.

                             6.  LIABILITY INSURANCE

The Tenant, at its own expense, shall obtain and maintain a broad form, comprehensive or commercial general liability insurance policy, including contractual liability coverage. The policy shall apply to claims arising upon or in connection with the Premises or the steps, sidewalks, parking areas, or landscaped areas which immediately adjoin and serve the Premises. The policy shall have a combined single limit no less than five million dollars ($5,000,000.00) without any deductible. Every five (5) years after the beginning of the Term, the Landlord may require a reasonable increase of this limit.

The insurance policy shall name the Landlord as an additional insured. It shall be a primary policy; it shall not contribute with or be in excess of any insurance policy maintained by the Landlord. The policy shall provide coverage on an occurrence basis. The policy shall provide that the insurance company shall notify the Landlord at least thirty (30) days in advance of the effective date of any modification or termination of the policy. The policy shall be issued by an insurance company authorized to do business in New Jersey with a minimum A.M. Best rating of A15.

Before the beginning of the Term, and from time to time thereafter when the insurance policy is renewed or replaced, the Tenant shall provide the Landlord with a certificate of insurance which states that the policy in effect is in compliance with the terms of this Lease, a copy of the policy of insurance, and a copy of the endorsement to the policy adding the Landlord to the policy as an additional insured.


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                           7.  REAL ESTATE COMMISSION

The Landlord and the Tenant represent to each other that neither of them has consulted or negotiated with any real estate broker, salesperson, or finder with regard to the Premises or this Lease, except for the real estate broker set forth in this Lease. The Landlord shall pay the commission to the real estate broker set forth in this Lease.

The Landlord shall defend, indemnify, and hold the Tenant harmless from any claims for fees or commissions from anyone with whom the Landlord has dealt with regard to the Premises or this Lease. The Tenant shall defend, indemnify, and hold the Landlord harmless from any claims for fees or commissions from anyone with whom the Tenant has dealt with regard to the Premises or this Lease, except for the real estate broker set forth in this Lease.

                               8.  QUIET ENJOYMENT

The Landlord shall give quiet enjoyment of the Premises to the Tenant so long as the Tenant is not in default under the terms of the Lease.

                          9.  AVAILABILITY OF PREMISES

The Landlord shall prepare the Premises as per the plan and specifications referenced on Exhibit "A" hereto. The cost of such work shall be borne by the Landlord, except as otherwise shown on Exhibit "A". The Premises shall be available for occupancy when the Premises are in accordance with the plan and specifications referenced on Exhibit "A", subject to incidental punch list items, and when all conditions necessary for the issuance of a Certificate of Occupancy have been met. The Tenant shall notify the Landlord of all punch list items within thirty (30) days of the date on which the Tenant first occupies the Premises. The Landlord shall remedy all punch list items as soon as reasonably possible.

If the Premises are available for occupancy before the scheduled beginning date of the Term set forth in this Lease, and if the Tenant takes possession of the Premises before the scheduled beginning date, then the beginning date shall be deemed to be changed to the actual date of occupancy, and the scheduled ending date shall remain as set forth in this Lease. If the Premises are available for occupancy as of the scheduled beginning date, then the scheduled beginning date and the scheduled ending date shall remain as set forth in this Lease. If the Premises are not available for occupancy by the scheduled beginning date, then the beginning date shall be deemed to be changed to the actual date of availability, and the scheduled ending date shall be deemed to be changed to the date which is five (5) years and one-half (1/2) month after the last day of the month during which the Premises become available for occupancy.

                               10. USE OF PREMISES

The Tenant shall only use the Premises for the purpose set forth in this Lease.

The Tenant, at its own expense, shall:

            a) comply with all federal, state, county, and municipal laws, ordinances, rules, and regulations related to the Tenant's specific business and the Tenant's specific use of the Premises;
            b) use the Premises in a safe manner;


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            c) keep nothing which is dangerous or explosive or which might unreasonably increase the risk of fire or other casualty at the Premises;
            d) comply with all reasonable requirements of the Landlord's property casualty insurance carrier;
            e) provide fire extinguishers and "No Smoking" signs in accordance with reasonable instructions from the Landlord's property casualty insurance carrier;
            f) use the Premises without causing an increase of the Landlord's property casualty insurance rates or pay the amount of any increase caused by the Tenant's use of the Premises as additional rent;
            g) use the Premises without causing a termination of the Landlord's property casualty insurance policy;
            h) use the Premises without causing any liens to affect the
               Premises;
            i) maintain the Premises in a neat, clean, habitable condition, free of trash, vermin, and insects;
            j) keep the walkways, driving aisles, parking areas, and landscaped areas, which surround and serve the Premises, free of trash and free of goods, except for a trash dumpster which may be located at the rear of the parking areas;
            k) keep all trash within tied bags within a covered dumpster or container;
            l) keep no animals at the Premises;
            m) use only equipment which does not damage warehouse area floors;
            n) use the Premises without disturbing the possession or quiet enjoyment of any other tenant;
            o) keep all vehicles related to its business from parking on the street;
            p) keep all vehicles related to its business from parking on the railroad tracks, except during reasonable periods used to load or unload goods without impeding railroad traffic;
            q) park all vehicles related to its business in the parking areas for the building in accordance with reasonable, nondiscriminatory regulations established from time to time by the Landlord;
            r) maintain, repair, or wash vehicles, except for material handling equipment, outside of the Raritan Center Business Park; and
            s) use the Premises in accordance with reasonable, nondiscriminatory regulations established from time to time by the Landlord;
            t) keep the steps, sidewalks, driving aisles, and parking areas, which surround and serve the Premises, free of snow and ice.

                             11. ACCESS TO PREMISES

After providing the Tenant with reasonable advance verbal or written notice, the Landlord or its agents may enter the Premises during normal business hours to:
(a) inspect the Premises, (b) show the Premises to other persons, or (c) maintain, repair, construct any improvements, or make any alterations in the Premises or the building on behalf of the Tenant or any other purpose. The


                                     4 of 14
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Landlord or its agents may enter the Premises at any time in response to an emergency. The Premises shall only have locks which can be opened by the Landlord's master key.

                             12. LANDLORD'S REPAIRS

During the first twelve (12) months of the Term, if any defect or damage arises in the condition of any part of the Premises (excluding any broken glass), then the Landlord, at its own expense, shall promptly repair or replace the defective or damaged part of the Premises, unless the Tenant, its employees, its agents, or its invitees caused the defect or damage. All mechanical systems shall be in good working order at the beginning of the Term.

After the first twelve (12) months of the Term, if any defect or damage arises in the condition of any of the following parts of the Premises: (a) foundation,
(b) floor, (c) outside paved area, (d) exterior walls, or (e) roof, then the Landlord, at its own expense, shall promptly repair or replace the defective or damaged part of the Premises, unless the Tenant, its employees, its agents, or its invitees caused the defect or damage.

The Tenant shall promptly notify the Landlord of any defect or damage in the condition of any part of the Premises which the Landlord is obligated to repair or replace under the terms of this clause. The quality of all workmanship used to make repairs and replacements shall be equal to or better than the quality of the original workmanship. The materials used shall be identical to the original materials, unless identical materials are unavailable in which case the materials shall be of equal or better quality.

                              13. TENANT'S REPAIRS

During the first twelve (12) months of the Term, the Tenant, at its own expense, shall promptly replace any broken glass.

After the first twelve (12) months of the Term, if any defect or damage arises in the condition of any part of the Premises, which the Landlord is not specifically obligated to repair or replace under the terms of this Lease, then the Tenant, at its own expense, shall promptly repair or replace the defective or damaged part of the Premises. After the first twelve (12) months of the Term, the Landlord shall assign and provide the Tenant with any guarantee or warranty, which the Landlord has obtained from a third party, related to a part of the Premises which the Tenant is obligated to repair or replace under the terms of this clause. The Tenant's obligations under the terms of this clause shall include, without limitation, repairs or replacements related to the following parts of the Premises: (a) water system, (b) plumbing system, (c) sewer system, (d) fire sprinkler system, (e) electric system, (f) lighting system, (g) gas system, (h) heating, ventilating, and air-conditioning system, exclusive of all maintenance, repairs and replacements under the Landlord's service contract set forth as item (f) on "Exhibit B" hereto, (i) windows, (j) window frames, (k) doors, (l) door frames, (m) loading dock bumpers and seals,
(n) interior partition walls, and (o) interior office ceilings.

During the entire Term or any period of occupancy, if the Tenant, its employees, its agents, or its invitees cause any defect or damage to any part of the Premises, then the Tenant, at its own expense, shall promptly repair or replace the defective or damaged part of the Premises.

The Tenant shall promptly notify the Landlord of any defect or damage in the condition of any part of the Premises which the Tenant is obligated to repair or replace under the terms of this clause. The quality of all workmanship used to make repairs and replacements shall be equal to or better than the quality of the original workmanship. The materials used shall be identical to the original


                                     5 of 14
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materials, unless identical materials are unavailable in which case the materials shall be of equal or better quality.

For the purposes of this paragraph, the Premises shall mean only the area between the floor and the ceiling, including any roof mounted installations which service the Premises, and the interior demising walls, inclusive of windows, which area is occupied by the Tenant, and the Tenant's repair obligations as indicated herein relate only to those systems within the Premises.

                                 14. ALTERATIONS

The Tenant shall not make any alterations, additions, or improvements to the Premises without the Landlord's prior written consent which shall not be unreasonably withheld or delayed.

The Tenant, at its own expense, shall obtain all necessary permits and provide the Landlord with copies before beginning any work. All work shall be performed at competitive union rates by union contractors selected from a list of approved union contractors provided by the Landlord. All materials used shall be identical to the original materials used to construct the Premises, unless identical materials are unavailable in which case the materials shall be of equal or better quality. The Tenant, at its own expense, shall obtain a new certificate of occupancy or a certificate of approval, if necessary, upon completion of any work and shall thereafter provide the Landlord with a copy.

At the end of the Term, or upon the rightful termination of this Lease, based on written instructions from the Landlord, the Tenant, at its own expense, shall either: (a) leave any alterations, additions, or improvements at the Premises, in which case they shall be the property of the Landlord or (b) remove any alterations, additions, or improvements, and restore the Premises to their original condition, excluding normal wear and tear.

The Tenant shall promptly notify the Landlord of any lien or mechanic's notice of intention filed by a third party in relation to work or materials for the Tenant's alterations, additions, or improvements. The Tenant, at its own expense, shall have any such lien or mechanic's notice of intention discharged or bonded within thirty (30) days from the date on which the Tenant receives notice of the filing.

The Tenant shall indemnify and hold the Landlord harmless from any damage, loss, liability, or expense related to the Tenant's failure to comply with the terms of this clause.

                                    15. SIGNS

The Tenant shall not install any sign on the roof or on the outside surface of the building walls. If the Landlord has established a uniform sign program for the building, then the Tenant shall only install signs in accordance with that program. If the Landlord has not established a uniform sign program, then the Tenant shall not install any sign without the Landlord's prior written consent which shall not be unreasonably withheld or delayed. The Tenant, at its own expense, shall obtain all necessary permits and shall provide the Landlord with copies before making any installation.

                                  16. CASUALTY

The Landlord shall obtain and maintain property casualty insurance for the replacement value of the building, excluding any alterations, additions, or improvements made by the Tenant.

The Tenant shall promptly notify the Landlord of any fire or casualty at the Premises. If a fire or casualty destroys all or part of the Premises, then the Landlord's obligation to restore the Premises


                                     6 of 14
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and the Tenant's obligation to pay rent shall be determined in accordance with the terms of this clause.

If the Premises can be restored within ninety (90) days from the date of the casualty, then the Landlord, at its own expense, shall restore the Premises, excluding any alterations, additions, or improvements made by the Tenant.

If the Premises cannot be restored within ninety (90) days from the date of the casualty, then the Landlord may terminate this Lease by giving notice within
thirty (30) days from the date of the casualty.   If the Lease is terminated,
then the Landlord shall not restore the Premises for the Tenant, the Tenant shall promptly vacate the Premises, and the Tenant shall only pay base rent and additional rent due through the date of the casualty. If the Lease is not terminated, then the Landlord, at its own expense, shall restore the Premises, excluding any alterations, additions, or improvements made by the Tenant.

During any restoration, if the Tenant is able to use part of the Premises, then the Tenant shall pay base rent and additional rent for the usable part of the Premises on a pro-rata basis from the date of the casualty until the date on which the Premises are completely usable.

If the building is completely destroyed, then this Lease shall end as of the date of the casualty.

The Tenant shall not be liable to the Landlord's property casualty insurance company by way of subrogation or otherwise for any destruction of the Premises or the building, except in the case of a fire or casualty caused by the Tenant's gross negligence, intentional misconduct, or intentional breach of this Lease.

                          17. ASSIGNMENT AND SUBLETTING

The terms of this clause shall apply every time that an assignment arises by operation of law and every time that the Tenant desires to make any of the following agreements:

           a)  an assignment of all or part of this Lease;
           b)  a sublease of all or part of the Premises; or
           c) an agreement allowing a third party to use or occupy all or part of the Premises.

If an assignment arises by operation of law, or if the Tenant desires to make any of the above-described agreements, then the Tenant shall provide the Landlord with all of the following information in writing:

           a) an explanation of the circumstances of the assignment by operation of law or the complete terms of the proposed agreement;
           b) the standard industrial classification number(s) applicable to the proposed assignee, sublessee, or third party user,
           c) a description of any hazardous wastes or hazardous substances, as defined under N.J.S.A. 13:1K-8 or N.J.S.A. 58:10-23.11b, and the related regulations, to be used, handled, or stored at the Premises by the proposed assignee, sublessee, or third party user; and
           d) any other reasonably requested information about the assignment by operation of law, the proposed agreement, or the proposed assignee, sublessee, or third party user.


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The Landlord shall respond, in writing, to the Tenant's request related to the proposed assignee, sublessee, or third party user within fourteen (14) days after the Tenant provides the above-described information.

If the proposed assignee, sublessee, or third party user does not have a standard industrial classification number subject to N.J.S.A. 13:1K-6 ET SEQ. ("ISRA"), and if no hazardous substances or hazardous wastes, as defined under N.J.S.A. 13:1K-8 or N.J.S.A. 58:10-23.11b, and the related regulations, are to be used, handled, or stored at the Premises by the proposed assignee, sublessee, or third party user, then the Landlord shall either (a) consent, (b) reasonably withhold its consent, or (c) terminate this Lease per the terms of this clause.

If, however, the proposed assignee, sublessee, or third party user has a standard industrial classification number subject to N.J.S.A. 13:1K-6 ET SEQ. ("ISRA"), or if hazardous substances or hazardous wastes, as defined under N.J.S.A. 13:1K-8 or N.J.S.A. 58:10-23.11b, and the related regulations, are to be used, handled, or stored at the Premises by the proposed assignee, sublessee, or third party user, then the Landlord, in its sole discretion, which may be reasonable or unreasonable, shall either (a) consent, (b) withhold its consent, or (c) terminate this Lease per the terms of this clause.

The Tenant shall not permit any assignee, sublessee, or third party user to use or take possession of all or part of the Premises, unless the Landlord has consented in writing. In addition, before any assignment by operation of law or any proposed agreement takes effect, the Tenant, at its own expense, shall either comply with N.J.S.A. 13:1K-6 ET SEQ. ("ISRA"), if applicable, or obtain approval of a nonapplicability application.

By consenting to any assignment by operation of law or any proposed agreement, the Landlord shall not be releasing the Tenant from any of its obligations under the terms of this Lease.

Consent to any one assignment by operation of law or any one proposed agreement shall not be deemed to be consent to any subsequent assignment by operation of law or any subsequent proposed agreement and shall not be deemed to be a waiver of any of the terms of this clause.

If the Landlord exercises its right of termination under the terms of this clause, and if an assignment by operation of law or a proposed agreement applies to all of the Premises, then the Landlord may terminate this Lease for all of the Premises. If, however, an assignment by operation of law or a proposed agreement only applies to part of the Premises, then the Landlord may terminate this Lease for that part of the Premises covered by the assignment by operation of law or the proposed agreement, in which case the amount of base rent and the Tenant's share of additional rent shall be prorated. Any termination shall be effective sixty (60) days from the date on which the Tenant receives the Landlord's notice of termination. If the Landlord terminates this Lease for all of the Premises, then the Landlord may lease all or part of the Premises and/or any other space directly to the proposed assignee, sublessee, or third party user. If the Landlord terminates this Lease for part of the Premises, then the Landlord may lease that part of the Premises and/or any other space directly to the proposed assignee, sublessee, or third party user.

If the Landlord exercises its right of termination under the terms of this clause, then, within fourteen (14) days of the Landlord's notice of termination, the Tenant may withdraw its request related to a proposed assignee, sublessee, or third party user, by sending a written notice of withdrawal to the Landlord, in which case the Tenant's request and the Landlord's termination with respect thereto shall be void.


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                                  18. MORTGAGES

Any existing or future mortgage made by the Landlord shall have priority over this Lease. Upon receipt of notice from the Tenant, the Landlord, however, shall try to obtain an agreement from any future mortgagee, indicating that the mortgagee shall not disturb the Tenant's possession of the Premises so long as the Tenant is in strict compliance with the terms of this Lease. Upon request, the Tenant shall promptly provide the Landlord's mortgagee with all reasonably requested information and representations in writing.

                                  19. RECORDING

The Tenant shall not record this Lease or any other document related to this Lease or the Premises.

                                20. CONDEMNATION

If all or part of the Premises is taken, on a permanent or a temporary basis, through a condemnation proceeding under the right of eminent domain, then the Landlord shall receive the entire payment from the condemner for the taking of the Premises. The Tenant, however, may make a claim against the condemner for relocation expenses so long as such claim does not reduce the condemner's payment to the Landlord. The Tenant waives all other claims against the Landlord and the condemner on account of the taking of the Premises.

                                 21. RELOCATION

The Landlord may relocate the Tenant to relocation premises within the Raritan Center Business Park after providing the Tenant with a notice of relocation one hundred twenty (120) days in advance of the relocation date. The relocation premises shall be substantially similar to the Premises and shall contain substantially the same improvements which exist at the Premises as of the relocation date. The quality of all workmanship and materials used at the relocation premises shall be equal to or better than the quality of the workmanship and materials used at the Premises. The Landlord shall pay all of the reasonable costs of relocating the Tenant's personal property.

                             22. RETURN OF PREMISES

By the end of the Term, or upon the rightful termination of this Lease, the Tenant, at its own expense, shall return the Premises to the Landlord in the same condition as at the beginning of the Term, excluding normal wear and tear.

The condition required by this Clause 22 shall include without limitation:

     a) removal of all the Tenant's property, including signs, phone and computer lines and equipment;
     b) removal of all installations to and alterations of the Premises made by the Tenant or its agents, excluding specifically any initial fit-up installations made for the Tenant, and except as otherwise agreed by the Tenant and the Landlord;
     c) removal of all paint or marking, except for decoration, on all windows, walls, doors and floors and restoration of surfaces affected;
     d) removal of all bolts and fasteners from walls and floors and restoration of surfaces affected;
     e) repairs, as necessary, of all walls, doors and hardware, including truck doors, loading docks and components;

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

     f) replacement, as necessary, of all lighting including exit signs and emergency lights, with building standard bulbs, ballasts and fixtures'
     g) repair, as necessary, of all mechanical systems, including HVAC, plumbing and electrical systems with building standard components;
     h) return of two (2) keys for each lock cylinder, keyed to the Landlord's master key system and keys for all restroom facilities;
     i) removal of all trash and debris from the interior and exterior areas serving the Premises; and
     j) leaving the Premises in a broom clean condition.

The Tenant shall perform all acts necessary to comply with the terms of this clause only in accordance with the methods and materials specified by the Landlord and shall use only such outside contractors as are authorized by the Landlord.

If the Term ends, or if this Lease is rightfully terminated, and if the Tenant has not substantially complied with the terms of this clause, then the Tenant shall continue to pay additional rent and fair market value base rent, which base rent shall be no less than the base rent set forth in this Lease, until the Tenant effects compliance, without any right to possession of the Premises.

If the Tenant leaves any property at the Premises after the end of the Term or after the rightful termination of this Lease, then such property shall be deemed to be abandoned. The Landlord may store, use, sell, or dispose of the abandoned property. The Tenant shall pay all expenses related to the abandoned property as additional rent.

                     23. COMPLIANCE WITH ENVIRONMENTAL LAWS

The Tenant represents, to the best of the Tenant's knowledge, that the Standard Industrial Classification ("SIC") number set forth in this Lease is the only SIC number applicable to the Tenant. The Tenant shall promptly notify the Landlord if that SIC number becomes inapplicable or if another SIC number becomes applicable.

The Tenant shall not bring or keep any hazardous substances or hazardous wastes, as defined under the provisions of N.J.S.A. 13:1K-8 and N.J.S.A. 58:10-23.11b and the related regulations, at the Premises

If N.J.S.A. 13:1K-6 ET SEQ. the Industrial Site Recovery Act (S-1070) ("ISRA") is applicable to the Premises due to the Tenant's actions or due to the expiration or rightful termination of this Lease, then the Tenant, at its own expense, shall comply with ISRA and effect all steps necessary to obtain approval of a negative declaration or a completed cleanup. The Tenant, however, shall not be responsible for any cleanup costs related to any environmental contamination caused before the beginning of the Term or caused by the Landlord at any time. If ISRA is not applicable to the Premises due to the Tenant's actions or due to the expiration or rightful termination of this Lease, then, by the end of the Term, or upon any rightful termination of this Lease, the Tenant, at its own expense, shall obtain approval of a nonapplicability application from the New Jersey Department of Environmental Protection ("NJDEP"). The Tenant shall begin the process of complying with the terms of this clause no later than six (6) months prior to the expiration of the Term. The Tenant shall promptly provide the Landlord with copies of all communications to and from the NJDEP.

If the Term ends, or if this Lease is rightfully terminated, and if the Landlord cannot use, lease, demolish, or improve the Premises because the Tenant has not complied with ISRA, as required under the terms of this clause previously set forth, or is in the process of complying with ISRA, as required under the terms of this clause previously set forth, then the Tenant shall continue to pay additional rent and fair market value base rent, which base rent shall be no less than the base rent set


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

forth in this Lease, until the Tenant effects compliance, without any right to possession of the Premises.

If any lien, imposed under the provisions of N.J.S.A. 58:10-23.11 ET SEQ. or imposed under the provisions of 42 U.S.C. 9601 ET SEQ., affects the Premises due to the act or neglect of the Tenant, then the Tenant shall have such lien removed within thirty (30) days from the date on which the Tenant receives notice of the lien.

The Tenant shall defend, indemnify, and hold the Landlord harmless from any claim, damage, loss, liability, or expense related to the Tenant's failure to comply with the terms of this clause. The Tenant's obligations under the terms of this clause shall survive the termination or expiration of this Lease.

                        24. RELEASE AND INDEMNIFICATION

A) The Tenant releases the Landlord and agrees to defend, indemnify, and hold the Landlord harmless from any claim by any person for any injury, death, damage, loss, liability, or expense which (1) arises upon, about, or in connection with the Premises or the steps, sidewalks, parking areas, or landscaped areas which immediately adjoin and serve the Premises, (2) arises due to an occurrence during the Term or any period of occupancy by the Tenant, and
(3) arises due to any of the following causes or events as set forth below as "a)" through "j)" for purposes of the Tenant's release of the Landlord or as set forth below as "c)" through "j)" for purposes of the Tenant's indemnification of the Landlord:

     a) as to only a release by the Tenant of the Landlord, a delay in completing the Premises or in obtaining a certificate of occupancy for the Premises;
     b) as to only a release by the Tenant of the Landlord, a delay in the delivery of possession of the Premises caused by an existing occupant at the Premises;
     c) the defective or damaged condition of any part of the Premises, the building, or the steps, sidewalks, parking areas, or landscaped areas which immediately adjoin and serve the Premises;
     d) the stoppage, malfunction, or breakdown of any of the systems serving the Premises or the building, including, without limitation, the water system, the plumbing system, the sewer system, the drainage system, the sprinkler system, the electric system, the lighting system, the gas system, or the heating, ventilating, and air-conditioning system;
     e) the stoppage or reduction of any utility service;
     f) the active or passive, ordinary negligence of any person, including the Landlord, its employees, and its agents, except as specifically set forth in paragraph B of this clause;
     g) the gross negligence of any person, except for the Landlord, its employees, or its agents;
     h) the intentional misconduct or criminal act of any person, except for the Landlord and except for the Landlord's employees or agents acting upon the Landlord's instructions;
     i) an Act of God, force majeure, or weather condition, including, without limitation, temperature, dampness, wind, rain, lightening, sleet, snow, hail, ice, flood, tornado, hurricane, or earthquake; or
     j) falling objects, water, steam, fire, smoke, explosion, vermin, strike, riot, insurrection, public enemy, or war.

B) Notwithstanding anything to the contrary contained in this clause, the Tenant's agreement to defend, indemnify, and hold the Landlord harmless shall not apply to the sole ordinary negligence of the Landlord, its employees, or its agents, as such sole ordinary negligence relates to any obligation of the Landlord, per this Lease, to construct, alter, repair, maintain, or service the Premises, the building, or the steps, sidewalks, parking areas, or landscaped areas which immediately adjoin and


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

serve the Premises. In all other instances of the ordinary negligence of the Landlord, its employees, or its agents, the Tenant's agreement to defend, indemnify, and hold the Landlord harmless shall be limited to five million dollars ($5,000,000.00) per occurrence.

C) The Tenant's release and the Tenant's agreement to defend, indemnify, and hold the Landlord harmless shall apply to all damages and expenses, including, without limitation, nominal damages, direct damages, compensatory damages, CONSEQUENTIAL DAMAGES, special damages, lost profits, incidental damages, fines, penalties, punitive damages, attorneys' fees, court costs, costs of suit, arbitration costs, and interest.

D) The Tenant's obligations under the terms of this clause shall survive the termination or expiration of this Lease.

E) The Landlord shall not be liable, by way of subrogation or otherwise, to any insurance company insuring the Tenant, and the Tenant hereby waives any such insurance company's right of recovery against the Landlord. All of the Tenant's insurance policies shall contain an endorsement waiving the insurer's subrogation rights against the Landlord.

                                  25. DEFAULT

If the Tenant does not strictly comply with all of the terms of this Lease, then the Tenant shall be in default. In addition, the Tenant shall be in default if:
a) the Tenant makes an assignment for the benefit of creditors, b) the Tenant is decreed insolvent or bankrupt according to law, or c) a receiver is appointed for the Tenant.

If the Tenant is in default, then the Landlord may send a written notice of default to the Tenant, indicating why the Tenant is not in strict compliance with the terms of this Lease. After receiving a notice of default, the Tenant shall cure any monetary default or any non-monetary default within five (5) days. If, however, a non-monetary default cannot be cured within five (5) days, then the Tenant shall begin to cure the default within five (5) days and shall continue to diligently cure the default thereafter. If the Tenant does not perform within five (5) days after receiving a notice of default, then the Landlord may cure any default on behalf of the Tenant, in which case the cost of curing shall be payable as additional rent. In addition, the Landlord shall have a right to suspend performance of its obligations under the terms of this Lease, shall have a right of re-entry, shall have a right of termination, and shall have all other remedies available under the law.

If the Tenant has been in non-monetary default for the same reason on two (2) occasions during any twelve (12) month period during the Term, and if the Tenant is in default for the same reason on any subsequent occasion at any time during the Term, then, regardless of any cure, the Landlord shall have a right to suspend performance of its obligations under the terms of this Lease, shall have a right of re-entry, shall have a right of termination, and shall have all other remedies available under the law.

If the Tenant wrongfully occupies any property owned by the Landlord or its affiliated companies, other than the Premises, then the Tenant shall be in default and shall pay additional rent and fair market value base rent, which base rent shall be no less than the base rent set forth in this Lease, for the property wrongfully occupied for the period of occupancy.

If the Tenant is in monetary default and has vacated the Premises before the end of the Term, or if the Landlord obtains a judgment for possession of the Premises against the Tenant before the end of the Term, then the Landlord shall try to reasonably re-rent the Premises. The Tenant shall continue to pay base rent and additional rent to the Landlord until the beginning date of a new lease for the Premises or until the end of the Term, whichever comes first.


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

If the Landlord re-rents the Premises before the end of the Term, then, as of the beginning date of the new lease for the Premises, the Tenant shall pay the following costs as additional rent: a) reasonable administrative costs incurred to advertise and show the Premises and incurred to make the new lease, b) reasonable costs incurred to prepare the Premises for the new tenant, and c) reasonable real estate commissions paid to a broker for finding the new tenant. These costs shall be prorated for the remainder of the Term of this Lease in relation to the term of the new lease.

If the Landlord re-rents the Premises for a monthly base rent amount which is lower than the base rent amount due under the terms of this Lease, then, as of the beginning date of the new lease, the Tenant shall pay for the entire deficiency which will exist for the remainder of the Term. If the Landlord re-rents the Premises for a monthly base rent amount which is higher than the base rent amount due under the terms of this Lease, then the Tenant shall not receive any credit for the surplus toward the rent and additional rent due through the beginning date of the new lease.

The Landlord and the Tenant shall resolve any claim or controversy related to this Lease or to the Premises through a binding arbitration proceeding in Edison, New Jersey in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except that the Landlord shall have the right to pursue a summary dispossession action or a distraint action in the Superior Court of New Jersey according to the laws of New Jersey. The Superior Court of New Jersey may enter judgment upon any decision rendered through arbitration.

The Tenant shall pay all of the Landlord's reasonable costs of enforcing the terms of this Lease as additional rent, including, without limitation, reasonable attorneys' fees and disbursements, arbitration costs, and court costs.

If the Tenant is in default, then the Landlord's delay in sending a notice of default, the Landlord's delay in starting an arbitration proceeding or a court action against the Tenant, or the Landlord's acceptance of rent shall not be a waiver of the default and shall not prevent the Landlord from enforcing the terms of this Lease.

All of the Landlord's remedies set forth in this clause are cumulative and are not exclusive of any other remedies available under the law.

                             26. NOTICE AND CONSENT

Except as specifically set forth in this Lease, all notices and consents given under the terms of this Lease shall: (a) be in writing, (b) be sent by certified mail, return receipt requested, be sent by a reputable overnight delivery service, or hand delivered to the addresses for notices set forth in this Lease, and (c) be deemed to have been given upon receipt. By giving notice, the Landlord or the Tenant may hereafter designate different or additional addresses for their respective notices.

                                27. SEVERABILITY

If any part of this Lease is contrary to law or otherwise unenforceable, then the remainder of this Lease shall remain in effect.

                               28. GOVERNING LAW

The terms of this Lease shall be governed, interpreted, and construed according to the laws of New Jersey.


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                           29. BINDING EFFECT OF LEASE

This Lease binds the Landlord and all parties which rightfully succeed to its rights or take its place. This Lease binds the Tenant and all parties which rightfully succeed to its rights or take its place with the Landlord's consent in accordance with the terms of this Lease.

                              30. ENTIRE AGREEMENT

This Lease contains the entire agreement made by the Landlord and the Tenant. The terms of this Lease shall not be changed or amended, except by the terms of a subsequent written agreement signed by the Landlord and the Tenant.


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